                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting
Persons:                      * Coliseum Capital Management, LLC, a Delaware
                                limited liability company ("CCM");

                              * Coliseum Capital, LLC, a Delaware limited
                                liability company ("CC");

                              * Coliseum Capital Partners, L.P., a Delaware
                                limited partnership ("CCP");

                              * Coliseum Capital Partners II, L.P., a Delaware
                                limited partnership ("CCP2" and, together with
                                CCP, the "Funds");

                              * Blackwell Partners, LLC, a Georgia limited
                                liability company ("Blackwell");

                              * Adam Gray; and

                              * Christopher Shackelton, a member of the board of
                                directors of The Providence Service Corporation.

Address for each of the
Reporting Persons, except
Blackwell:                    Metro Center, 1 Station Place, 7th Floor South,
                              Stamford, CT 06902

Address for Blackwell:        c/o DUMAC, LLC, 406 Blackwell Street, Suite 300,
                              Durham, NC 27701

Date of Earliest Transaction
Required to be Reported:      June 7, 2013

Designated Filer for each
of the Reporting Persons:     Coliseum Capital Management, LLC

Issuer & Ticker Symbol for
each of the Reporting
Persons:                      The Providence Service Corporation; PRSC

Title of Non-Derivative
Security for each of the
Reporting Persons:            Common Stock $0.001 par value (the "Stock")

Non-Derivative
Securities Disposed of:          The Reporting Persons disposed of the Stock as
                              follows:

Transaction Date  Amount of Securities  Disposition Price  Amount of Securities
                                                           Beneficially Owned
                                                           Following Reported
                                                           Transactions
--------------------------------------------------------------------------------
1/21/2013              12,500(1)(2)                $0        2,322,350(3)

Title of Derivative Security
for each of the Reporting
Persons:                      Phantom Stock

Derivative Securities
Acquired:                     The Reporting Persons acquired the Phantom Stock
                              as follows:

Transaction Date   Conversion or   Number of   Price   Amount of Derivative
                   Exercise Price  Derivative          Securities Beneficially
                   of Derivative   Securities          Owned Following Reported
                                   Acquired            Transactions
--------------------------------------------------------------------------------
6/7/2013                 (4)         4,166     $0             4,166(5)
6/7/2013                 (4)         4,167     $0             4,167(5)
6/7/2013                 (4)         4,167     $0             4,167(5)
6/7/2013                 (4)         4,166     $0             4,166(5)
6/7/2013                 (4)         4,167     $0             4,167(5)
6/7/2013                 (4)         4,167     $0             4,167(5)

(1) These securities were received by CCP pursuant to an agreement under which
Christopher Shackelton assigned to CCP the right to receive all compensation
(including equity compensation) that Mr. Shackelton would otherwise receive as a director of the Issuer. CC serves as the general partner for CCP, and CCM serves as investment advisor to each of the Funds and Blackwell.

(2) 12,500 restricted stock units were granted to CCP on January 21, 2013. The board of directors determined to replace these restricted stock units with phantom stock reported on Table II and terminated the prior restricted stock unit grant.

(3) These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees
Blackwell and CC's right to receive performance-related fees from the Funds.
 Each of Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM
disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer. Following the transaction reported herein,
Blackwell directly beneficially owned 723,225 shares of Stock, CCP directly beneficially owned 1,456,341 shares of Stock and CCP2 directly beneficially owned 142,784 shares of Stock.

(4) Each share of phantom stock shall be entitled to a cash payment equal to the fair market value of a share of The Providence Service Corporation's common stock, par value $0.001 per share ("Common Stock"), as of the payment date based on the closing market price of the Common Stock on such date.

(5) The Phantom Stock is held directly by CCP.  Messrs. Shackelton and Gray are managers of and have an ownership interest in CC and may be deemed to have an indirect pecuniary interest in the Phantom Stock held by CCP due to CC's right to receive performance-related fees from CCP.  Each of CCP, Mr. Shackelton and
Mr. Gray disclaim beneficial ownership of the Phantom Stock except to the extent that of that person's pecuniary interest therein.

Christopher Shackelton        /s/ Christopher Shackelton           August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person          Date

Coliseum Capital
Management, LLC               /s/ Christopher Shackelton, Manager  August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person          Date

Coliseum Capital, LLC         /s/ Christopher Shackelton, Manager  August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person          Date

Coliseum Capital
Partners, L.P.
By: Coliseum Capital, LLC,
General Partner               /s/ Christopher Shackelton, Manager  August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person          Date

Coliseum Capital Partners II,
L.P.By: Coliseum Capital,
LLC, General Partner          /s/ Christopher Shackelton, Manager  August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person          Date

Blackwell Partners, LLC
By: Coliseum Capital
Management, LLC, Attorney-
in-fact                       /s/ Christopher Shackelton, Manager  August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person          Date

Adam Gray                     /s/ Adam Gray                        August 2, 2013
                              -----------------------------------  -------------
                              **Signature of Reporting Person           Date

**Intentional misstatements or omissions of facts constitute Federal Criminal
Violations.
See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).